Exhibit 99.5

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the Merger Agreement between Priced In Corp (“PRCD”), Priced In Corp. Subsidiary, Tigrent Inc. and Legacy Education Alliance Holdings, Inc. Immediately after the Merger consummation, the Company plans to change its name to Legacy Education Alliance, Inc. Of the then outstanding shares (19,997,500), 16,000,000 will be owned by Tigrent Inc, having exchanged their 10 shares in Legacy Education Alliance Holdings, Inc. (constituting 100% of Legacy Education Alliance Holdings, Inc. outstanding stock) and the remaining 3,997,500 shares will be held by the existing PRCD shareholders.

PRCD had 75,000,000 common shares authorized with a par value of $0.001 and on September 30, 2014 changed the par value to $0.0001 and increased the authorized shares by 125,000,000 to 200,000,000 shares with 12,750,000 shares outstanding. On October 1, 2014, PRCD completed a 1 for 1.23 Stock Split whereby each issued and outstanding share of PRCD common stock was converted into 1.23 share of PRCD (leaving 15,682,500 common shares). Upon closing of the Merger, 11,685,000 shares of the then outstanding 15,682,500 shares will be cancelled leaving 3,997,500 shares. Tigrent Inc. will exchange all of it shares in Legacy Education Alliance Holdings, Inc. (10 shares at $0.0001 par value common shares) for 16,000,000 shares of PRCD. After the merger, Tigrent Inc. will own 80% the then outstanding shares of PRCD.

The Merger will be accounted for as a “reverse merger” and recapitalization since, immediately following the completion of the transaction, the holders of Tigrent Inc.’s stock will have effective control of PRCD. In addition, Tigrent Inc. will have control of the combined entity through control of the Board by designating all four of the board seats to be held by the existing board of Tigrent Inc. Additionally, all of Tigrent Inc.’s officers and senior executive positions will continue on as management of the combined entity after consummation of the Merger. For accounting purposes, Legacy Education Alliance Holdings, Inc. will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of PRCD. Accordingly, Legacy Education Alliance Holdings Inc.’s assets, liabilities and results of operations will become the historical financial statements of the registrant, and the Company’s assets, liabilities and results of operations will be consolidated with PRCD effective as of the date of the closing of the Merger. No step-up in basis or intangible assets or goodwill will be recorded in this transaction.

The unaudited pro forma combined balance sheet as of September 30, 2014 as well as the unaudited combined statements of operations for the years ended September 30, 2013 and 2014, presented herein, gives effect to the Merger as if the transaction had occurred at the beginning of such period and includes certain adjustments within the Stockholder’s Equity section that are directly attributable to the transaction.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Legacy Education Alliance Holdings, Inc. and PRCD been a combined company during the specified periods. The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical combined financial statements of Tigrent Inc. included herein, and the historical financial statements of PRCD included in its Annual Report on Form 10-K for the years ended September 30, 2013 and 2014.

Legacy Education Alliance, Inc.
Pro Forma Condensed Combined Balance Sheet
As of September 30, 2014
(Unaudited In thousands)

	Tigrent Inc. and Subsidiaries (Historical)	Legacy Education Alliance, Inc. F/K/A PRICED IN CORP. (Historical)	Adj #	Pro Forma Adjustments	Pro Forma Combined

Assets
Current assets:
Cash and cash equivalents	$4,569	$23		-	$4,592
Restricted cash	2,489	-		-	2,489
Deferred course expenses	9,453	-		-	9,453
Prepaid expenses and other current assets	2,920	-		-	2,920
Income taxes receivable	28	-		-	28
Inventory	202	-		-	202
Total current assets	19,661	23		-	19,684
Property and equipment, net	1,364	-		-	1,364
Other assets	245	-		-	245
Total assets	$21,270	$23		$-	$21,293

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$3,403	$-		$-	$3,403
Royalties payable	111	-		-	111
Accrued course expenses	1,275	-		-	1,275
Accrued salaries, wages and benefits	869	-		-	869
Other accrued expenses	2,769	15		-	2,784
Long-term debt, current portion	9	-		-	9
Deferred revenue	59,308	-		-	59,308
Total current liabilities	67,744	15		-	67,759
Long-term debt, net of current portion	54	-		-	54
Deferred revenue, net of current portion	239	-		-	239
Other long-term liabilities	63	-		-	63
Total liabilities	68,100	15		-	68,115

Commitments and contingencies
Stockholders’ deficit:
Common Stock	7,825	2	A,B,C	(7,825)	2
Additional paid-in-capital	2,723	199	A,B,C,D	7,624	10,546
Cumulative foreign currency translation adjustment	(351)	-		-	(351)
Accumulated deficit	(57,027)	(193)	D	201	(57,019)
Total stockholders’ deficit	(46,830)	8		-	(46,822)
Total liabilities and stockholders’ deficit	$21,270	$23		$-	$21,293

See Notes and Assumption to Unaudited Pro Forma Combined Financial Statements

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Legacy Education Alliance, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Twelve months ended September 30, 2014
(In thousands, except per share data)

	Tigrent Inc. and Subsidiaries Unaudited (Historical)	Legacy Education Alliance, Inc. F/K/A Priced In Corp. (Historical)	Pro Forma Unaudited Adjustments	Pro Forma Unaudited Combined

Revenue	$95,552	$-	$-	$95,552
Direct course expenses	43,546	-	-	43,546
Advertising and sales expenses	21,652	-	-	21,652
Royalty expense	7,156	-	-	7,156
General and administrative expenses	16,227	159	-	16,386
Income from operations	6,971	(159)	-	6,812
Other income (expense):
Forgiveness of debt	-	10	-	10
Litigation settlement	1,300	-	-	1,300
Other income (expense), net	38	-	-	38
Income before income taxes	8,309	(149)	-	8,160
(Provision) benefit for income taxes	100	-	-	100
Net income (loss)	$8,409	$(149)	$-	$8,260

Basic weighted average net income (loss) per share attributable to common stockholders:
From continuing operations	$0.56	$(0.01)		$0.41

Diluted weighted average net income (loss) per share attributable to common stockholders:
From continuing operations	$0.53

Basic weighted average shares outstanding	14,911	10,992		19,998
Diluted weighted average shares outstanding	15,878

See Notes and Assumption to Unaudited Pro Forma Combined Financial Statements

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Legacy Education Alliance, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Twelve months ended September 30, 2013
(In thousands, except per share data)

	Tigrent Inc. and Subsidiaries Unaudited (Historical)	Legacy Education Alliance, Inc. F/K/A Priced In Corp. (Historical)	Pro Forma Unaudited Adjustments	Pro Forma Unaudited Combined

Revenue	$81,381	$-	$-	$81,381
Direct course expenses	39,647	-	-	39,647
Advertising and sales expenses	21,913	-	-	21,913
Royalty expense	6,620	-	-	6,620
General and administrative expenses	13,570	33	-	13,603
Income from operations	(369)	(33)	-	(402)
Other income (expense):
Forgiveness of debt	1,652	-	-	1,652
Litigation settlement	-	-	-	-
Other income (expense), net	(356)	-	-	(356)
Income before income taxes	927	(33)	-	894
(Provision) benefit for income taxes	180	-	-	180
Net income (loss) from continuing operations	1,107	(33)	-	1,074
Loss from discontinued operations	(167)	-	-	(167)
Loss from disposal of discontinued operations	(394)	-	-	(394)
Loss on discontinued operations	(561)	-	-	(561)
Net income (loss)	$546	$(33)	$-	$513

Basic weighted average net income (loss) per share attributable to common stockholders:
From continuing operations	$0.08	$(0.01)		$0.05
From discontinued operations	$(0.04)	$0.00		$(0.03)
Net income attributable to Tigrent Inc.’s common stockholders	$0.04	$(0.01)		$0.02

Diluted weighted average net income (loss) per share attributable to common stockholders:
From continuing operations	$0.08
From discontinued operations	$(0.04)
Net income attributable to Tigrent Inc.’s common stockholders	$0.04

Basic weighted average shares outstanding	13,431	5,000		19,998
Diluted weighted average shares outstanding	14,663

See Notes and Assumption to Unaudited Pro Forma Combined Financial Statements

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NOTES AND ASSUMPTIONS TO PRO FORMA COMBINED FINANCIAL STATEMENTS

(Unaudited)

(A) On October 1, 2014 Priced In Corp. filed its First Amended and Restated Articles of Incorporation with the State of Nevada, pursuant to which it increased the total number of shares of capital stock which may be issued by PRCD to two hundred twenty million (220,000,000), of which:

(i) Two Hundred Million (200,000,000) shall be common stock, par value of $.0001 per share. Each share of Common Stock shall entitle the holder thereof to one (1) vote on any matter submitted to a vote at a meeting of the stockholders; and

(ii) Twenty Million (20,000,000) shall be preferred stock, par value of $.0001 per share.

(B) On October 1, 2014, PRCD affected an 1.23 for 1 stock split. The split was approved by PRCD’s stockholders and Board of

Directors.

(C) Legacy Alliance Holdings, Inc. (A wholly-owned subsidiary of Tigrent Inc.) will exchange its 10 $0.01 par common for 16,000,000 shares of PRCD.

(D) To eliminate the accumulated deficit of PRCD (the accounting acquiree).

Tigrent’s restricted shares have no effect on the combined company and therefore no pro forma diluted earnings per share information is presented.

The unaudited pro forma combined financial statements do not include any adjustment for non-recurring costs incurred or to be incurred after September 30, 2014 by both Tigrent and PRCD to consummate the Reverse Merger, except as noted above.  Merger costs include fees payable for legal fees and accounting fees and are estimated to be approximately $800,000.  Such costs will be expensed as incurred.

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